DoorDash and Serve Robotics Partner to Bring Serve’s Delivery Robots to the DoorDash Platform

Serve’s autonomous delivery robots now delivering to DoorDash customers in Los Angeles, with more cities to follow

SAN FRANCISCO, Oct. 09, 2025 — DoorDash (Nasdaq: DASH), a leading local commerce platform globally, and Serve Robotics Inc. (Nasdaq: SERV), a leading autonomous sidewalk delivery company, today announced a new multi-year strategic partnership to roll out autonomous robot deliveries across the U.S.

Los Angeles residents ordering through the DoorDash app from participating merchants may have their order delivered by a Serve robot. The partnership will expand the potential volume of orders available to Serve for delivery.

This partnership reflects DoorDash’s broader multi-modal delivery platform strategy, which integrates Dashers, drones, and autonomous robots to meet increasing demand while lowering emissions and traffic congestion. It also builds on Serve’s reliable track record in cities including Los Angeles, Miami, Dallas, Chicago and Atlanta, where the company has already completed over 100,000 of successful deliveries from over 2,500 restaurants.

“We’re thrilled to join forces with DoorDash to help bring the future of delivery to life,” said Dr. Ali Kashani, co-founder and Chief Executive Officer of Serve Robotics. “Serve has long been a leader in autonomous delivery, and this partnership allows us to serve more customers. By teaming up with DoorDash, we’re accelerating our vision to make sustainable, reliable robotic delivery available in every neighborhood across the U.S.”

“At DoorDash, we’re building a multi-modal logistics platform where Dashers, autonomous robots, and drones each play a role in making deliveries faster, more efficient, and more sustainable,” said Harrison Shih, Head of Product for DoorDash Labs. “Partnering with Serve gives our platform even more delivery options, expanding how we fulfill orders for consumers and merchants alike.”

DoorDash’s world-class logistics infrastructure, combined with its Autonomous Delivery Platform — the system that helps optimize various delivery methods like drones, robots and Dashers at scale — makes the company well positioned to commercialize autonomous delivery. Adding leading autonomy providers like Serve is essential to this approach, enabling DoorDash to match orders with the most effective delivery method and helping to drive increased demand for local merchants.

To learn more about DoorDash Labs and our work shaping the future of delivery, visit the DoorDash blog here.

To learn more about Serve Robotics, visit www.serverobotics.com.

About DoorDash
DoorDash (NASDAQ: DASH) is one of the world's leading local commerce platforms that helps businesses of all kinds grow and innovate, connects consumers to the best of their neighborhoods, and gives people fast, flexible ways to earn. Since its founding in 2013, DoorDash has expanded to over 40 countries, using technology and logistics to shape the future of commerce and broaden access to opportunity. With a growing international presence that now includes Deliveroo and Wolt, DoorDash combines global scale with local expertise to serve communities around the world.

About Serve Robotics
Serve Robotics develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed tens of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots across multiple U.S. markets.

For further information about Serve Robotics (Nasdaq: SERV), please visit www.serverobotics.com or follow us on social media via X (Twitter), Instagram, or LinkedIn @serverobotics.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. These forward-looking statements can be about future events, including statements regarding Serve's and DoorDash’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including the companies’ expectations with respect to the financial and operating performance of their respective business, capital position, and future growth. The words "anticipate", "believe", "expect", "project", "predict", "will", "forecast", "estimate", "likely", "intend", "outlook", "should", "could", "may", "target", "plan" and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Any forward-looking statements in this press release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in each of Serve's and DoorDash’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States

Securities and Exchange Commission (the "SEC") and in each companies’ subsequent filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Serve and DoorDash undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

DoorDash
press@doordash.com

Serve Robotics
press@serverobotics.com
investor.relations@serverobotics.com